Bylaws

as amended and restated as of February 18, 2010

Table of Contents

ARTICLE I Offices        1
Section 1.  Principal Office       1
Section 2.  Other Offices       1
ARTICLE II Meetings of Shareholders      1
Section 1.  Place of Meetings       1
Section 2.  Call of Meeting       1
Section 3.  Notice of Shareholders’ Meeting     1
Section 4.  Manner of Giving Notice; Affidavit of Notice   2
Section 5.  Adjourned Meeting; Notice      2
Section 6.  Voting        3
Section 7.  Waiver of Notice by Consent of Absent Shareholders   3
Section 8.  Shareholder Action by Written Consent without a Meeting  3
Section 9.  Record Date for Shareholder Notice, Voting and Giving Consents 4
Section 10.  Proxies        5
Section 11.  Inspectors of Election      5
ARTICLE III Trustees        6
Section 1.  Powers        6
Section 2.  Number and Qualification of Trustees    6
Section 3.  Mandatory Retirement      6
Section 4.  Vacancies        6
Section 5.  Place of Meetings and Meetings by Telephone    7
Section 6.  Regular Meetings       7
Section 7.  Special Meetings       7
Section 8.  Quorum        8
Section 9.  Waiver of Notice       8
Section 10.  Adjournment       8
Section 11.  Notice of Adjournment      8
Section 12.  Action without a Meeting      8
Section 13.  Fees and Compensation of Trustees     9
ARTICLE IV Committees        9
Section 1.  Committees of Trustees      9
Section 2.  Meetings and Action of Committees     9
ARTICLE V Officers        10
Section 1.  Officers        10
Section 2.  Election of Officers      10
Section 3.  Subordinate Officers      10
Section 4.  Removal and Resignation of Officers     10
Section 5.  Vacancies In Offices      11
Section 6.  Chairman of the Board      11
Section 7.  President        11
Section 8.  Vice Presidents       11
Section 9.  Secretary        12
Section 10.  Chief Financial Officer      12
Section 11.  Chief Compliance Officer      12
ARTICLE VI Indemnification of Trustees, Officers, Employees and Other Agents 13
Section 1. Indemnification       13
Section 2. “Disabling Conduct”       13
Section 3. Conditions for Indemnification     13
Section 4. Advance of Expenses       14
Section 5. Rights Not Exclusive       14
Section 6. Survival        15
Section 7. Definitions        15
Section 8. Insurance        15
Section 9. Fiduciaries of Employee Benefit Plan     15
ARTICLE VII Records and Reports       16
Section 1.  Maintenance and Inspection of Share Register   16
Section 2.  Maintenance and Inspection of Bylaws    16
Section 3.  Maintenance and Inspection of Other Records    16
Section 4.  Inspection by Trustees      16
Section 5.  Financial Statements      17
ARTICLE VIII General Matters       17
Section 1.  Checks, Drafts, Evidence of Indebtedness    17
Section 2.  Contracts and Instruments; How Executed    17
Section 3.  Certificates for Shares      17
Section 4.  Lost Certificates       18
Section 5.  Uncertificated Shares      18
Section 6.  Representation of Shares of Other Entities    18
ARTICLE IX Amendments        19
Section 1.  Amendment by Shareholders      19
Section 2.  Amendment by Trustees      19

Bylaws
as amended and restated as of February 18, 2010
ARTICLE I
Offices
Section 1.  Principal Office
The Board of Trustees shall fix the location of the principal executive office of the Trust at any place within or outside The Commonwealth of Massachusetts.

Section 2.  Other Offices
The Board of Trustees may at any time establish branch or subordinate offices at any place or places where the trust intends to do business.

ARTICLE II
Meetings of Shareholders

Section 1.  Place of Meetings
Meetings of shareholders shall be held at any place within or outside The
Commonwealth of Massachusetts designated by the Board of Trustees.  In the absence of any such designation, shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2.  Call of Meeting
A meeting of the shareholders shall be held whenever called by the Trustees and whenever required by the provisions of the 1940 Act.  A shareholder meeting may be called at any time by the Board of Trustees or by the Chairman of the Board or by the President.  If a shareholder meeting is a meeting of the shareholders of one or more series or classes of shares, but not a meeting of all shareholders of the Trust, then only special meetings of the shareholders of such one or more series or classes shall be called and only the shareholders of such one or more series or classes shall be entitled to notice of and to vote at such meeting.

Section 3.  Notice of Shareholders’ Meeting
All notices of meetings of shareholders shall be sent or otherwise given in accordance with Section 4 of this Article II not less than ten (10)
nor more than ninety (90) days before the date of the meeting.  The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted.  The notice of any meeting at which trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.
If action is proposed to be taken at any meeting for approval of (i)
a contract or transaction in which a trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust,
(iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, the notice shall also state the general nature of that proposal.

Section 4.  Manner of Giving Notice; Affidavit of Notice
Notice of any meeting of shareholders shall be given either personally or by first-class mail or telegraphic or other written communication, charges prepaid, addressed to the shareholder at the address of that shareholder appearing on the books of the Trust or its transfer agent or given by the shareholder to the Trust for the purpose of notice.
If no such address appears on the Trust’s books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the Trust’s principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located.  Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.
If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the Trust is returned to the Trust by the United
States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the shareholder at the address, all future notices or reports shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand of the shareholder at the principal executive office of the Trust for a period of one year from the date of the giving of the notice.
An affidavit of the mailing or other means of giving any notice of any shareholder’s meeting shall be executed by the Secretary, an Assistant
Secretary or any transfer agent of the Trust giving the notice and shall be filed and maintained in the minute book of the Trust.

Section 5.  Adjourned Meeting; Notice
Any shareholder’s meeting, whether or not a quorum is present, may be adjourned from time to time by the vote of the majority of the shares represented at that meeting, either in person or by proxy.
When any meeting of shareholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than ninety (90) days from the date set for the original meeting, in which case the Board of Trustees shall set a new record date.  Where required, notice of any such adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Section 3 and 4 of this Article II.  At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

Section 6.  Voting
The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of the
Declaration of Trust, as in effect at such time.  The shareholders’
vote may be by voice vote or by ballot, provided, however, that any election for trustees must be by ballot if demanded by any shareholder before the voting has begun.  On any matter other than elections of trustees, any shareholder may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, but if the shareholder fails to specify the number of shares which the shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to the total shares that the shareholder is entitled to vote on such proposal.

Section 7.  Waiver of Notice by Consent of Absent Shareholders
The transactions of the meeting of shareholders, however called and noticed and wherever held, shall be as valid as though had at a meeting duly held after regular call and notice if a quorum be present either in person or by proxy and if either before or after the meeting, each person entitled to vote who was not present in person or by proxy signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes.  The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of shareholders.
Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

Section 8.  Shareholder Action by Written Consent without a Meeting
Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action so taken is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all shares entitled to vote on that action were present and voted.  All such consents shall be filed with the
Secretary of the Trust and shall be maintained in the Trust’s records.  Any shareholder giving a written consent or the
shareholder’s proxy holders or a transferee of the shares or a personal representative of the shareholder or their respective proxy holders may revoke the consent by a writing received by the
Secretary of the Trust before written consents of the number of shares required to authorize the proposed action have been filed with the Secretary.
If the consents of all shareholders entitled to vote have not been solicited in writing and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the shareholders without a meeting.  This notice shall be given in the manner specified in Section 4 of this Article II.  In the case of approval of (i)
contracts or transactions in which a trustee has a direct or indirect financial interest, (ii) indemnification of agents of the Trust, and
(iii) a reorganization of the Trust, the notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

Section 9.  Record Date for Shareholder Notice, Voting and Giving
Consents
For purposes of determining the shareholders entitled to notice of any meeting or to vote or entitled to give consent to action without a meeting, the Board of Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting as provided in the Declaration of Trust.
If the Board of Trustees does not so fix a record date:
(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.
(b) The record date for determining shareholders entitled
to give consent to action in writing without a meeting, (i)
when no prior action by the Board of Trustees has been taken, shall be the day on which the first written consent is given, or (ii) when prior
action of the Board of Trustees has been taken, shall be at
the close of business on the day on which the Board of Trustees adopt the resolution relating to that action or the seventy-fifth day before the date of such other action, whichever is later.

Section 10.  Proxies
Every person entitled to vote for trustees or on any other matter shall have the right to do so either in person or by one or more agents authorized by a written proxy signed by the person and filed with the Secretary of the Trust.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, or by electronic, telephonic, computerized or other alternative form of execution authorized by the Trustees) by the shareholder or the shareholder’s attorney-in-fact.  A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives specific written notice to the contrary from any one of them.
A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.
A validly executed proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Trust stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by the person executing that proxy; or (ii)
written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.
The revocability of a proxy that states on its face that
it is irrevocable shall be governed by the provisions of
the General Corporation Law of the Commonwealth of Massachusetts,
as if the Trust were a Massachusetts corporation.

Section 11.  Inspectors of Election
Before any meeting of shareholders, the Board of Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment.  If no inspectors of election are so appointed, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election at the meeting.  The number of inspectors shall be either one (1) or three (3).  If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the holders of a majority of shares or their proxies present at the meeting shall determine whether one (1)
or three (3) inspectors are to be
appointed.  If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may and on the request of any shareholder or a shareholder’s proxy,
shall appoint a person to fill the vacancy.
These inspectors shall:
(a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;
(b) Receive votes, ballots or consents;
(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;
(d) Count and tabulate all votes or consents;
(e) Determine when the polls shall close;
(f) Determine the result; and
(g) Do any other acts that may be proper to conduct the
election or vote with fairness to all shareholders.

ARTICLE III
Trustees

Section 1.  Powers
Subject to the applicable provisions of the Declaration of Trust, these Bylaws, and applicable laws relating to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the Trust shall be managed and all powers shall be exercised by or under the direction of the Board of Trustees.

Section 2.  Number and Qualification of Trustees
The authorized number of trustees shall be not less than three (3)
nor more than fifteen (15) until changed by a duly adopted amendment to the Declaration of Trust and these Bylaws.  The selection and nomination of disinterested trustees is committed solely to the discretion of a Nominating Committee consisting of all sitting disinterested trustees except where the remaining trustee or trustees are interested persons.

Section 3.  Mandatory Retirement
Disinterested trustees shall retire when they reach the age of seventy three
(73) years; provided, however, the remaining disinterested trustees may waive the mandatory retirement provision expressed herein for a period not to exceed two years.

Section 4.  Vacancies
Vacancies in the Board of Trustees may be filled by a majority of the remaining trustees, though less than a quorum, or by a sole remaining trustee, unless the Board of Trustees calls a meeting of shareholders for the purposes of electing trustees.  In the event that at any time less than a majority of the trustees holding office at that time were so elected by the holders of the outstanding voting securities of the Trust, the Board of Trustees shall forthwith cause to be held as promptly as possible, and in any event within sixty (60)
days, a meeting of such holders for the purpose of electing trustees to fill any existing vacancies in the Board of Trustees,
unless such period is extended by order of the United States
Securities and Exchange Commission.

Section 5.  Place of Meetings and Meetings by Telephone
All meetings of the Board of Trustees may be held at any place within or outside The Commonwealth of Massachusetts that has been designated from time to time by resolution of the Board.  In the absence of such a designation, regular meetings shall be held at the principal executive office of the Trust.  Any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all trustees participating in the meeting can hear one another and all such trustees shall be deemed to be present in person at the meeting; provided that, in accordance with the provisions of the
Investment Company Act of 1940, the Board may not transact by such a meeting any business which involves the entering into, or the approval, performance, or renewal of any contract or agreement, whereby a person undertakes regularly to serve or act as the Trust’s investment advisor or principal underwriter.

Section 6.  Regular Meetings
Regular meetings of the Board of Trustees shall be held without call at such time as shall from time to time be fixed by the Board of Trustees.
Such regular meetings may be held without notice.

Section 7.  Special Meetings
Special meetings of the Board of Trustees for any purpose or purposes may be called at any time by the Chairman of the Board or the President or any Vice President or the Secretary or any two (2) trustees.
Notice of the time and place of special meetings shall be delivered personally or by telephone to each trustee or sent by first-class mail, by facsimile, or electronic mail, charges prepaid, addressed to each trustee at that trustee’s address as it is shown on the records of the Trust.  In case the notice is mailed, it shall be deposited in the
United States mail at least four (4) days before the time of the holding of the meeting.  In case the notice is delivered personally, by telephone, by facsimile delivery, or by electronic mail, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting.
Any oral notice given personally or by telephone
may be communicated either to the trustee or to a person at the office of the trustee who the person giving the notice  has reason to believe will promptly communicate it to the trustee.  The notice need not specify the purpose of the meeting or the place if the meeting is to be held at the principal executive office of the Trust.

Section 8.  Quorum
A majority of the number of trustees (as fixed in accordance with the provisions of the Declaration of Trust) shall constitute a quorum for the transaction of business, except to adjourn as provided in Section
10 of this Article III.  Every act or decision done or made by a majority of the trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Trustees, subject to the provisions of the Declaration of Trust.
A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 9.  Waiver of Notice
Notice of any meeting need not be given to any trustee who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting or an approval of the minutes.
The waiver of notice of consent need not specify the purpose of the meeting.  All such waivers, consents and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting.  Notice of a meeting shall also be deemed given to any trustee who attends
the meeting without protesting before or at its commencement the lack of notice to that trustee.

Section 10.  Adjournment
A majority of the trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 11.  Notice of Adjournment
Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than
forty-eight (48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified
in Section 6 of this Article III to the trustees who were present at the time of the adjournment.

Section 12.  Action without a Meeting
Any action required or permitted to be taken by the Board of
Trustees may be taken without a meeting if a majority of the members of the Board of Trustees shall individually or collectively consent in writing to that action; provided that, in accordance with the Investment Company Act of 1940, such written consent does not approve the entering into, or the renewal or performance of any contract or agreement, whereby a person undertakes regularly to serve or act as the Trust’s investment advisor or principal underwriter.
Any other action by written consent shall have the same force and effect as a majority vote of the Board of Trustees.  Written consents shall be filed with the minutes of the proceedings of the Board of
Trustees.

Section 13.  Fees and Compensation of Trustees
Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Board of Trustees.
This Section 12 shall not be construed to preclude any trustee from serving the Trust in any other capacity as an officer, agent, employee or otherwise and receiving compensation for those services.

ARTICLE IV
Committees

Section 1.  Committees of Trustees
The Board of Trustees may by resolution adopted by a majority of the authorized number of trustees designate one or more committees, each consisting of two (2) or more trustees, to serve at the pleasure of the Board.  The Board may designate one or more trustees as alternate members of any committee who may replace any absent member at any meeting of the committee.  Any committee to the extent provided in the resolution of the Board, shall have the authority of the Board, except
with respect to:
(a) the approval of any action which under applicable law also requires shareholders’ approval or approval of the outstanding shares, or requires approval by a majority of the entire Board or certain members of said Board;
(b) the filling of vacancies on the Board of Trustees or in any committee;
(c) the fixing of compensation of the trustees for serving on the Board of Trustees or on any committee;
(d) the amendment or repeal of the Declaration of Trust or of the Bylaws or the adoption of new Bylaws;
(e)  the amendment or repeal of any resolution of the Board of
Trustees which by its express terms is not so amendable or repealable; or
(f) the appointment of any other committees of the Board of
Trustees or the members of these committees.

Section 2.  Meetings and Action of Committees
Meetings and action of committees shall be governed by and held and taken in accordance with the provisions of Article III of these Bylaws, with such changes in the context thereof as are necessary to substitute the committee and its members for the Board of Trustees and
its members, except that the time of regular meetings of committees may be determined either by resolution of the Board of Trustees or by resolution of the committee.  Special meetings of committees may also be called by resolution of the Board of Trustees, and notice of special meetings of committees shall also be given to all alternate members who shall have the right to attend all meetings of the committee.
The Board of Trustees may adopt rules for the government of any committee not inconsistent with the provisions of these Bylaws.

ARTICLE V
Officers

Section 1.  Officers
The officers of the Trust shall be a President, a Secretary, a Chief
Financial Officer, a Chief Compliance Officer and a Treasurer.  The
Trust may also have, at the discretion of the Board of Trustees, one or more Vice Presidents, one or more Assistant Secretaries, one or more
Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  Any number of offices may be held by the same person.

Section 2.  Election of Officers
The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this
Article V, shall be chosen by the Board of Trustees, and each shall serve at the pleasure of the Board of Trustees, subject to the rights, if any, of an officer under any contract of employment.

Section 3.  Subordinate Officers
The Board of Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as the
Board of Trustees may from time to time determine.

Section 4.  Removal and Resignation of Officers
Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board of Trustees at any regular or special meeting of the Board of Trustees or except in the case of an officer upon whom such power of removal may be conferred by the Board of Trustees.
Any officer may resign at any time by giving written notice to the
Trust.  Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and
unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective.  Any resignation is without prejudice to the rights, if any, of the
Trust under any contract to which the officer is a party.

Section 5.  Vacancies In Offices
A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these Bylaws for regular appointment to that office.

Section 6.  Chairman of the Board
The Chairman of the Board shall, if present, preside at meetings of the Board of Trustees and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Trustees or prescribed by the Bylaws.

Section 7.  President
Subject to such supervisory powers, if any, as may be given by the
Board of Trustees to the Chairman of the Board, the President shall be the principal executive officer and the principal operating officer of the Trust and shall, subject to control of the Board of Trustees, have general supervision, direction and control of the business and the officers of the Trust.  He shall preside at all shareholder meetings and, in the absence of the Chairman of the Board or if there be none, at all meetings of the Board of Trustees.  He shall have the general powers and duties of management usually vested in the office of President of a corporation and shall have such other powers and duties as may be prescribed by the Board of Trustees or these
Bylaws.

Section 8.  Vice Presidents
In the absence or disability of the President, the Vice Presidents, if any, in order of their rank as fixed by the Board of Trustees or if not ranked, a Vice President designated by the Board of Trustees, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the
President.  The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Trustees or by these Bylaws and the president or the Chairman of the Board.

Section 9.  Secretary
The Secretary shall keep or cause to be kept at the principal executive office of the Trust or such other place as the Board of Trustees may direct a book of minutes of all meetings and actions of trustees, committees of trustees and shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at trustees’ meetings or committee meetings, the number of shares present or represented at shareholders’ meetings and the proceedings.
The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, as determined by resolution of the Board of Trustees, a share register or a duplicate share register showing the names of all shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.
The Secretary shall give or cause to be given notice of all meetings of the shareholders and the Board of Trustees required by these Bylaws or by applicable law to be given and shall have such other powers and perform such other duties as may be prescribed by the Board of
Trustees or by these Bylaws.

Section 10.  Chief Financial Officer
The Chief Financial Officer shall be the principal financial and accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares.  The books of account shall at all reasonable times be open to inspection by any trustee.
The Chief Financial Officer shall deposit all monies and other valuables in the name and to the credit of the Trust with such depositories as may be designated by the Board of Trustees.  He shall disburse the funds of the Trust as may be ordered by the Board of Trustees, shall
render to the president and trustees, whenever they request it, an account of all of his transactions as Chief Financial Officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Board of
Trustees or these Bylaws.

Section 11.  Chief Compliance Officer
The Chief Compliance Officer shall be the principal officer of the Trust responsible for administering its compliance policies and procedures.
The Chief Compliance Officer shall have the power to develop and enforce policies and procedures reasonably designed to prevent the
Trust from violating the securities laws applicable to its operations.
The Chief Compliance Officer shall serve at the pleasure of the Trustees and reports directly to the Trust.  The Chief Compliance Officer shall have such other powers and perform such other duties as may be prescribed by the Trustees, these Bylaws, or the federal securities laws.

ARTICLE VI
Indemnification of Trustees, Officers, Employees and Other Agents

Section 1. Indemnification
The Trust shall indemnify any individual (“Indemnitee”) who is a present or former trustee, officer, employee, or agent of the Trust, or who, while a trustee, officer, employee, or agent of the Trust, is or was serving at the request of the Trust as a trustee, officer, partner,
employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise or employee benefit plan who, by reason of his position was, is, or is threatened to be made
a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (hereinafter collectively referred to as a “Proceeding”) against any
judgments, penalties, fines, amounts paid in settlement, and expenses
(including attorneys’ fees) actually and reasonably incurred by such
Indemnitee in connection with any Proceeding, to the fullest extent that such indemnification may be lawful under Massachusetts law. The Trust shall pay any reasonable expenses so incurred by such Indemnitee in defending a Proceeding in advance of the final disposition thereof to the fullest extent that such advance payment may be lawful under
Massachusetts law. Subject to any applicable limitations and requirements set forth in the Trust’s Declaration of Trust and in these
By-laws, any payment of indemnification or advance of expenses shall be made in accordance with the procedures set forth in
Massachusetts law.

Section 2. “Disabling Conduct”
Anything in this Article to the contrary notwithstanding, nothing in this Article shall protect or purport to protect any Indemnitee against any liability to the Trust or its stockholders, whether or not there has been an adjudication of liability, to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office
(“Disabling Conduct”).

Section 3. Conditions for Indemnification
Anything in this Article to the contrary notwithstanding, no indemnification shall be made by the Trust to any Indemnitee unless:
(a) there is a final decision on the merits by a court or other body before whom the Proceeding was brought that the Indemnitee was not liable by reason of Disabling Conduct; or
(b) in the absence of such decision, the Trustees, based upon a review of the facts, forms a reasonable belief that the Indemnitee was not liable by reason of Disabling Conduct, which reasonable belief may be formed:
(i) by the vote of a majority of a quorum of trustees who are neither “interested persons” of the Trust as defined in
Article 2(a)(19) of the Investment Company Act, nor parties to the
Proceeding; or
(ii) based on a written opinion of independent legal counsel.
Section 4. Advance of Expenses
Anything in this Article to the contrary notwithstanding, any advance of expenses by the Trust to any Indemnitee shall be made only upon the undertaking by such Indemnitee to repay the advance unless it is ultimately determined that such Indemnitee is entitled to
indemnification
as above provided, and only if the Trustees:
(a) obtains assurances that the advance will be repaid by (A) the Trust receiving collateral from the Indemnitee for his undertaking or (B) the
Trust obtaining insurance against losses arising by reason of any lawful advances; or
(b) has a reasonable belief that the Indemnitee has not engaged in
Disabling Conduct and will ultimately be found entitled to indemnification, which reasonable belief may be formed:
(i) by a majority of a quorum of trustees who are neither “interested persons” of the Trust as defined in Article 2(a)(19) of the Investment
Company Act, nor parties to the Proceeding; or
(ii) based upon a written opinion of an independent legal counsel that in turn is based on counsel’s review of readily available facts
(which review shall not require a full trial-type inquiry).

Section 5. Rights Not Exclusive
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, bylaw, agreement, vote of
stockholders or disinterested trustees or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 6. Survival
The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to an Indemnitee who has ceased to be a trustee, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such an Indemnitee.

Section 7. Definitions
For purposes of this Article, references to (i) the “Trust” shall include, in addition to the resulting trust, any constituent trust (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had
power and authority to indemnify its trustees, officers, and employees or agents so that any person who is or was a trustee, officer, employee or agent of such constituent trust, or is or was serving at the request of such constituent trust as a trustee, officer, employee or agent of another trust, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving trust as such person would have with respect to such constituent trust if its separate existence had continued; (ii) “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan;
and (iii) “serving at the request of the “Trust” shall include any service as a trustee, officer, employee or agent of the Trust which imposes duties on, or involves service by, such trustee, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries.

Section 8. Insurance
To the fullest extent permitted by applicable Massachusetts law and by
Sections 17(h) and 17(i) of the Investment Company Act, or any successor provisions thereto or interpretations thereunder, the Trust may purchase and maintain insurance on behalf of any person who is or was a trustee, officer, employee, or agent of the Trust, or who is or was serving at the request of the Trust as a trustee, officer, partner, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, other enterprise, or employee benefit plan, against any liability asserted against him and incurred by him in any such capacity or arising out of his position, whether or not the Trust would have the power to indemnify him against such liability.

Section 9. Fiduciaries of Employee Benefit Plan
This Article does not apply to any proceeding against any trustee, investment manager or other fiduciary of an employee benefit plan in that person’s capacity as such, even though that person may also be an agent of this Trust as defined in Section 1 of this Article.
Nothing contained in this Article shall limit any right to
indemnification to which such a trustee, investment manager or other fiduciary may be entitled by contract or otherwise which shall be enforceable to the extent permitted by applicable law other
than this Article.

ARTICLE VII
Records and Reports

Section 1.  Maintenance and Inspection of Share Register
This Trust shall keep at its principal executive office or at the office of its transfer agent or registrar, if either be appointed and as determined by resolution of the Board of Trustees, a record of its shareholders, giving the names and addresses of all
shareholders and the number and series of shares held by
each shareholder.

Section 2.  Maintenance and Inspection of Bylaws
The Trust shall keep at is principal executive office the original or a copy of these Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.

Section 3.  Maintenance and Inspection of Other Records
The accounting books and records and minutes of proceedings of the shareholders and the Board of Trustees and any committee or committees of the Board of Trustees shall be kept at such place or places designated by the Board of Trustees or in the absence of such designation, at the principal executive office of the Trust.  The minutes shall be kept in written form and the accounting books and records shall be kept either in written form or in any other form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours for a purpose reasonably related to the holder’s interests as a shareholder or as the holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney and shall include the right to copy and make extracts.

Section 4.  Inspection by Trustees
Every trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every
kind and the physical properties of the Trust.  This inspection by a trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and
make extracts of documents.

Section 5.  Financial Statements
A copy of any financial statements and any income statement of the Trust for each quarterly period of each fiscal year and
accompanying balance sheet of the Trust as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be
exhibited at all reasonable times to
any shareholder demanding an examination of any such statement or a copy shall be mailed to any such shareholder.
The quarterly income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the
certificate of an authorized officer of the Trust that the
financial statements were prepared without audit from the books and records of the Trust.

ARTICLE VIII
General Matters

Section 1.  Checks, Drafts, Evidence of Indebtedness
All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust shall be signed or endorsed by such person or persons and in such manner as from time to time shall be determined by resolution of the Board of Trustees.

Section 2.  Contracts and Instruments; How Executed
The Board of Trustees, except as otherwise provided in these Bylaws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Board of
Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the
Trust by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3.  Certificates for Shares
At the discretion of the Trustees, a certificate or certificates for shares of beneficial interest in any series of the trust may be issued to each shareholder when any of these shares are fully paid.  All certificates shall be signed in the name of the Trust by the chairman of the board or the president or vice president and by the chief financial officer or an assistant treasurer or the secretary or any assistant secretary, certifying the number of shares and the series of shares owned by the shareholders.
Any or all of the signatures on the certificate may be facsimile.
In case any officer, transfer agent, or registrar who has signed or whose facsimile signature
has been place on a certificate shall have ceased to be that officer, transfer agent, or registrar before that certificate is issued, it may be issued by the Trust with the same effect as if that person were an officer, transfer agent or registrar at the date of issue.
Notwithstanding the foregoing, the Trust may adopt and use a system of issuance, recordation and transfer of its shares by electronic or other means.

Section 4.  Lost Certificates
Except as provided in this Section 4, no new certificates for shares shall be issued to replace an old certificate unless the latter is surrendered to the Trust and cancelled at the same time.  The Board of Trustees may in case any share certificate or certificate for any other security is lost, stolen, or destroyed, authorize the issuance of a replacement certificate on such terms and conditions as the
Board of Trustees may require, including a provision for
indemnification of the Trust secured by a bond or other adequate security sufficient to protest the Trust against any claim that may be made against it, including any expense or liability on account of the alleged loss, theft, or destruction of the
certificate or the issuance of the replacement certificate.

Section 5.  Uncertificated Shares
Unless determined otherwise by the Trustees, the Trust shall issue shares of any or all series in  uncertificated form; provided, however, the Trust may issue certificates to the holders of shares of a series which was originally issued in uncertificated form, and if it has issued shares of any series in certificated form, they may at any time discontinue the issuance of share
certificates for such series and may, by written notice to
such shareholders of such series require the surrender of
their shares certificates to the Trust for cancellation,
which surrender and cancellation shall not affect the ownership of shares for such series.

For any series of shares for which the trustees issue shares without certificates, the Trust, or any transfer agent selected by the Trust, may either issue receipts therefore or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder to be the holders of such shares as if they had received certificates therefore and shall be held to have expressly assented and agreed to the terms hereof and of the Declaration of Trust.

Section 6.  Representation of Shares of Other Entities
The Chairman of the Board, the President or any Vice President or any
other person authorized by resolution of the Board of Trustees or by any of the foregoing designated officers, is authorized to vote on behalf of the Trust any and all shares of any corporation or corporations, partnerships, trusts, or other entities, foreign or domestic, standing in the name of the Trust.  The authority granted to these officers to vote or represent on behalf of the Trust any and all shares
held by the Trust in any form of entity may be exercised by any of these officers in person or by any person authorized to do so by a proxy duly executed by these officers.

ARTICLE IX
Amendments

Section 1.  Amendment by Shareholders
These Bylaws may be amended or repealed, in whole or in part, at any time by the affirmative vote or written consent of
a majority of the outstanding shares issued and entitled to vote, except as otherwise provided by applicable law or by the Declaration of Trust or these Bylaws.

Section 2.  Amendment by Trustees
Subject to the right of shareholders as provided in Section 1 of this
Article to adopt, amend or repeal Bylaws, and except as otherwise provided by applicable law or by the Declaration of Trust, these
Bylaws may be adopted, amended, or repealed, in whole or in part, at any time by the Board of Trustees.